UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report

June 17, 2020

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On June 17, 2020, the Compensation Committee of the Board of Directors of ERBA Diagnostics, Inc. (the “Company”), as well as the independent directors on the Board of Directors of the Company, approved a one-time payment to David Barka, the Company’s Interim Chief Executive Officer, in the amount of one hundred fifty thousand dollars ($150,000), payable June 18, 2020, for the services he has provided as the Company’s Interim Chief Executive Officer and approved a one-time retainer for Mr. Barka in the amount of one hundred fifty thousand dollars ($150,000), payable July 2, 2020, for his continued services as the Company’s Interim Chief Executive Officer.

As previously reported, since Mr. Barka’s appointment as the Company’s Interim Chief Executive Officer in July 2017, the Company has not paid Mr. Barka any compensation for his services as the Company’s Interim Chief Executive Officer, because, in addition to serving as the Company’s Interim Chief Executive Officer, Mr. Barka has also served, and continues to serve, as President of Calbiotech, Inc., President of Calbiotech Veterinary Diagnostics, and President of Microplate Dispensers, Inc. d/b/a Moduline Systems, all of which are direct or indirect subsidiaries of Erba Diagnostics Mannheim GmbH, the majority stockholder of the Company (“Erba Mannheim”).

Mr. Barka continues to serve as the Company’s Interim Chief Executive Officer and oversees the business and operations of the Company and its wholly owned subsidiaries. As the Company’s Interim Chief Executive Officer, Mr. Barka’s continuing role is also expected to include, among other things, assisting the Company in its efforts to find and train a permanent successor to the role of the Company’s Chief Executive Officer. Mr. Barka’s employment with the Company continues to be at-will and may be terminated by the Company or by Mr. Barka at any time for any reason or for no reason.

As previously reported, Erba Mannheim beneficially owns, directly or indirectly, approximately 83.3% of the outstanding shares of the Company’s common stock. As also previously reported, the Company and its wholly owned subsidiaries, on the one hand, and Erba Mannheim and its affiliates, on the other hand, have engaged in and are currently engaged in a number of commercial transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: June 17, 2020	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer